UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Vestand Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

104 Apple Blossom Cir.

Brea, CA 92821

(Address of principal executive offices and zip code)

(562) 727-7045

(Registrant’s telephone number, including area code)

Yoshiharu Global Co.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	VSTD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andrew Yun’s Resignation as Director and Chief Compliance Officer

On February 27, 2026, Andrew Yun resigned from his position as Chief Compliance Officer and as a member of the Board of Directors (the “Board”) of Vestand Inc. (the “Company”).

Based on a resignation letter addressed to the Chairman of the Board and Chief Executive Officer of the Company, which is filed herewith as Exhibit 17.1, the Company believes that Mr. Yun resigned due to his stated concerns about the Company’s direction and that his advice on matters such as obtaining Board approval and professional counsel regarding Company actions were not adopted, heard, or meaningfully considered.

The Company is providing a copy of the disclosures contained in this Current Report on Form 8-K to Mr. Yun on the date on which this Current Report is being filed with the U.S. Securities and Exchange Commission. The Company is also providing Mr. Yun the opportunity to furnish the Company with a letter stating whether he agrees with the statements made by the Company in this Current Report and, if not, the respects in which he does not agree. The Company will file any letter it receives from Mr. Yun as an exhibit by amendment to this Current Report on Form 8-K within two business days after receipt by the Company.

Abe Lim’s Resignation as Director

On March 3, 2026, Abe Lim provided the Board with his formal resignation as a member of the Board. Abe Lim’s resignation was not the result of any disagreement with the Company, its management, or the Board.

Item 8.01 Other Events

On March 2, 2026, the Board approved a temporary suspension of the Company’s restaurant operations to mitigate ongoing operating losses and stabilize the Company’s financial condition. The Company has closed its restaurants at the locations listed in the table below and may close additional restaurants in the future. The Company may reopen certain locations in the future if adequate financing becomes available.

No.	Location	Address
1	Las Vegas, Nevada	6125 S. Fort Apache Road, Suites 200B and 202B, Las Vegas, NV 89148
2	Las Vegas, Nevada	6572 N. Decatur Blvd., Suite 120 North Las Vegas, NV 89131
3	Garden Grove, California	9812 Chapman Ave, Garden Grove, CA 92841
4	Corona, California	440 N McKinley St Ste 101, Corona, CA 92879
5	Chino, California	4004 Grand Ave, Ste C, Chino, CA 91710
6	Whittier, California	8426 Laurel Avenue, Ste A, Whittier, CA 90605
7	Buena Park, California	6970 Beach Blvd, Ste F206, Buena Park, CA 90621
8	Eastvale, California	4910 Hamner Ave, Suite 150, Eastvale, CA 91752
9	Laguna Niguel, California	32341 Golden Lantern, Suite B, Laguna Niguel, CA 92677
10	San Clemente, California	638 Camino De Los Mares, San Clemente, CA 92673
11	Menifee, California	27311 Newport Rd Ste 320, Menifee, CA 92584
12	Orange, California	1891 North Tustin Street, Orange, CA 92865

The Company’s restaurants in California at Buena Park, Eastvale, La Mirada, Irvine, and Ontario are currently in lease-related defaults which provide the respective landlords with certain remedies under the respective lease agreements.

Forward-Looking Statements

This filing contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the closing of additional restaurants and the reopening of certain restaurant locations. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties described in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent reports filed with the SEC.  There can be no assurance that the Company will restart its restaurant operations or reopen at the locations listed in the table above. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No	Description
17.1	Resignation Letter of Andrew Yun, dated February 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2026

VESTAND INC.

By:	/s/ Jiwon Kim
Name:	Jiwon Kim
Title:	Chief Executive Officer